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                                                                     Exhibit 5.1

                          GOODWIN, PROCTER & HOAR LLP
                              Counsellors at Law
                                Exchange Place
                       Boston, Massachusetts 02109-2881

                                 April 9, 1998

Mac-Gray Corporation
22 Water Street
Cambridge, Massachusetts 02141

     Re: Registration Statement on Form S-1
         ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Mac-Gray Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale to the public of up to 250,000 shares of Common Stock, par value $.01 per share, being sold by certain individuals and an entity who will become holders (the "Holders") of shares of the Company's Common Stock (the "Shares").

     As counsel for the Company, we have examined that certain Stock Purchase Agreement, dated as of March 31, 1998 (the "Agreement"), by and among the Company, Copico, Inc. and the Holders, the Company's Amended and Restated Certificate of Incorporation and the Company's By-laws, each as presently in effect, and such records, certificates, agreements and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when the transaction contemplated by the Agreement is consummated pursuant to the terms thereof, and the Shares are issued to the Holders pursuant to the terms of the Agreement, the Shares will be legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Sincerely yours,

                                        /s/ GOODWIN, PROCTER & HOAR LLP

                                        GOODWIN, PROCTER & HOAR LLP